                                                                   EXHIBIT 10.46

================================================================================




                        SECURITIES PURCHASE AGREEMENT


                          dated as of August 14, 1998



                                     among



                              IXL HOLDINGS, INC.



                               (the "Company"),
                                     -------



                                      and



                         THE PURCHASERS NAMED HEREIN



                              (the "Purchasers")
                                    -----------





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE I DEFINED TERMS; RULES OF CONSTRUCTION..........................................................       1

  1.1     Defined Terms.................................................................................       1
  1.2     Rules of Construction.........................................................................       8

ARTICLE II PURCHASE AND SALE OF SHARES; CLOSINGS........................................................       9

  2.1     Certificate of Designation....................................................................       9
  2.2     Authorization of Issuance of Preferred Shares.................................................       9
  2.3     Sale of Securities............................................................................       9
  2.4     Closings......................................................................................       9
  2.5     Closing Deliveries............................................................................      10
  2.6     Use of Proceeds...............................................................................      10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................      10

  3.1     Due Incorporation and Good Standing...........................................................      10
  3.2     Capitalization................................................................................      10
  3.3     Subsidiaries..................................................................................      11
  3.4     Authority.....................................................................................      12
  3.5     Authorization, Etc. of Preferred Shares.......................................................      12
  3.6     No Violation or Conflict; No Default..........................................................      12
  3.7     No Material Adverse Change; Financial Statements..............................................      13
  3.8     Full Disclosure...............................................................................      14
  3.9     Private Offering..............................................................................      14
  3.10    No Brokers....................................................................................      15
  3.11    Litigation....................................................................................      15
  3.12    Labor Relations...............................................................................      15
  3.13    Taxes.........................................................................................      16
  3.14    Environmental Matters.........................................................................      17
  3.15    ERISA.........................................................................................      17
  3.16    Intellectual Property Rights..................................................................      18
  3.17    Compliance with Laws..........................................................................      19
  3.18    Agreements....................................................................................      19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................................      20

  4.1     Purchase for Own Account......................................................................      20
  4.2     Accredited Investor...........................................................................      20
  4.3     Authorization.................................................................................      20
  4.4     ERISA.........................................................................................      21

ARTICLE V CONDITIONS TO CLOSING.........................................................................      21

  5.1     First Closing.................................................................................      21

                                      (i)

    5.2   Second Closing.............................................................................     24

ARTICLE VI TRANSFER OF SECURITIES....................................................................     26

    6.1   Restriction on Transfer....................................................................     26
    6.2   Restrictive Legends........................................................................     26
    6.3   Transfer Pursuant to Rule 144..............................................................     26

ARTICLE VII INFORMATION RIGHTS.......................................................................     26

    7.1   Inspection of Properties and Records.......................................................     26
    7.2   Information to Prospective Purchasers......................................................     27
    7.3   Financial Statements.......................................................................     27

ARTICLE VIII ADDITIONAL AGREEMENTS OF THE COMPANY....................................................     28

    8.1   Compliance with Laws.......................................................................     28
    8.2   Insurance..................................................................................     28
    8.3   Covenants..................................................................................     28
    8.4   Inconsistent Agreements....................................................................     29
    8.5   Securities Act Registration Statements.....................................................     30
    8.6   Publicity; Press Releases..................................................................     30

ARTICLE IX MISCELLANEOUS.............................................................................     30

    9.1   Termination Events.........................................................................     30
    9.2   Fees.......................................................................................     31
    9.3   Further Assurances.........................................................................     31
    9.4   Remedies...................................................................................     31
    9.5   Successors and Assigns.....................................................................     32
    9.6   Entire Agreement...........................................................................     32
    9.7   Notices....................................................................................     32
    9.8   Amendments, Modifications and Waivers......................................................     33
    9.9   Governing Law; Waiver of Jury Trial........................................................     33
    9.10  No Third Party Reliance....................................................................     34
    9.11  Submission to Jurisdiction.................................................................     34
    9.12  Extension; Waiver..........................................................................     34
    9.13  Severability...............................................................................     35
    9.14  Independence of Agreements, Covenants, Representations and Warranties......................     35
    9.15  Counterparts; Facsimile Signatures.........................................................     35
    9.16  Survival of Representations, Warranties and Agreements; No Recourse........................     35

                                      (ii)

          SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of August 14,
                                              ---------
1998, among IXL HOLDINGS, INC., a Delaware corporation (the "Company"), and the
                                                             -------
Purchasers listed on Schedule I (collectively, the "Purchasers").
                     ----------                     ----------

          The Company desires to raise up to $50,000,000 in equity financing, and the Purchasers are willing to purchase certain shares of the Company's preferred stock in connection therewith, all on the terms and subject to the conditions set forth herein.

          ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:


                                   ARTICLE I

                     DEFINED TERMS; RULES OF CONSTRUCTION

1.1  DEFINED TERMS.
     -------------

     Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

          "Affiliate," as applied to any specified Person, shall mean any other
           ---------
Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include, with respect to such specified Person (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and
(ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). Notwithstanding the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

          "Audit" shall mean any audit, assessment of Taxes, other examination
           -----
by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

          "Agreement" shall have the meaning given to such term in the caption.
           ---------

          "Applicable Law," with respect to any Person, means all provisions of
           --------------
laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

          "Board" means the Board of Directors of the Company.
           -----

          "Business Day" means any day that is not a Saturday, Sunday, legal
           ------------
holiday or other day on which banks are required to be closed in New York, New York, or Atlanta, Georgia.

          "By-Laws" means the by-laws of the Company, as amended and in effect
           -------
at the time in question.

          "CBI" shall mean CB Capital Investors, L.P.
           ---

          "Certificate of Designation" means the Certificate of Designation of
           --------------------------
Class D Preferred Stock of the Company, the form of which is attached as Exhibit
                                                                         -------
A.
-

          "Certificate of Incorporation" means the Amended and Restated
           ----------------------------
Certificate of Incorporation of the Company, as amended and in effect at the time in question.

          "Claim" means any claim, demand, assessment, judgment, order, decree,
           -----
action, cause of action, litigation, suit, investigation or other Proceeding.

          "Class B Common Stock" means the Class B Common Stock, $.01 par
           --------------------
value, of the Company.

          "Class D Preferred Stock" means, the Class D Preferred Stock, $.01
           -----------------------
par value, of the Company.

          "Closings" means collectively, the First Closing and the Second
           --------
Closing.

          "Closing Certificate" has the meaning given to it in Section 6.1.
           -------------------                                 -----------

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "Common Stock" means, collectively, all of the common stock, $.0 1 par
           ------------
value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Stock Equivalent" means all shares of Common Stock outstanding
           -----------------------
and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or be paid amounts based on the market price (less any exercise, conversion or purchase price) of, the Common Stock.

          "Company" has the meaning given to it in the caption to this
           -------
Agreement.

          "Consolidated" or "consolidated," when used with reference to any
           ------------      ------------
accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

          "Credit Agreement" has the meaning given to it in Section 8.4 of this
           ----------------                                 -----------
Agreement.

          "Documents" means this Agreement, the Certificate of Designation and
           ---------
the SBA Letter.

          "Employee Benefit Plan" has the meaning ascribed thereto in Section
           ---------------------                                      -------
3.15.
-----

          "Environmental Claim" means any claim, action, cause of action,
           -------------------
investigation of which the Company or any of its Subsidiaries, including any of their management employees, are aware, or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all Legal Requirements relating to
           ------------------
pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Equity Interest" means (i) with respect to a corporation, any and all
           ---------------
issued and outstanding capital stock and warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

          "ERISA" means The Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any successor statute or law thereto.

          "ERISA Affiliate" has the meaning ascribed thereto in Section 3.15.
           ---------------                                      ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "First Closing" shall have the meaning given to such term in Section
           -------------                                               -------
2.4(a).
------

          "First Closing Date" shall have the meaning given to such term in
           ------------------
Section 2.4(a)
--------------

          "Fundamental Documents" means the documents by which any Person (other
           ---------------------
than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and By-Laws and any other organizational document as amended or restated (or both) to date.

          "GAAP" means United States generally accepted accounting principles.
           ----

          "Governmental Authority" means any domestic or foreign government or
           ----------------------
political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Guaranty" means any obligation, contingent or otherwise, of any
           --------
Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided,
                                                               --------
however, that the term Guaranty shall not include endorsement of instruments for
-------
deposit and collection in the ordinary course of business.

          "Holder" means any Purchaser and any Permitted Transferee of such
           ------
Purchaser that is or becomes a holder of the Preferred Shares, in each case, so long as the Person holds any Preferred Shares.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) all Guarantees by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

          "Intellectual Property Rights" means all industrial and intellectual
           ----------------------------
property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

          "Legal Requirements" means, as to any Person, all federal, state,
           ------------------
local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

          "Liability" means any liability or obligation, whether known or
           ---------
unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or
           ----
adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Material Adverse Effect" means (a) a material adverse effect upon the
           -----------------------
business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Documents.

          "Materials of Environmental Concern" means chemicals, pollutants,
           ----------------------------------
contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials or PCBs.

          "Order" means any judgment, writ, decree, injunction, order,
           -----
stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law.

          "Permitted Lien" shall mean the following Liens: (a) Liens existing on
           --------------
the Closing Date as listed on Schedule 1.1; (b) Liens for taxes, assessments or
                              ------------
other governmental charges or levies not yet due; (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of the Company consistent with past practices for amounts not yet due; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of the Company consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security; and (e) with respect to interests in real property, minor defects of title, easements, rights-of-way, restrictions and other similar charges or Liens not materially detracting from the value or materially interfering with the use of such real property.

          "Permitted Transferee" has the meaning given such term in the
           --------------------
Stockholders Agreement.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Shares" has the meaning given to it in Section 2.2.
           ----------------                                 -----------

          "Proceeding" means any legal, administrative or arbitration action,
           ----------
suit, complaint, charge, hearing, inquiry, investigation or proceeding (including any partial or threatened proceedings).

          "Purchaser" has the meaning given to it in the caption to this
           ---------
Agreement and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

          "Qualified Public Offering" means a firm commitment public offering of
           -------------------------
the Company's Class B Common Stock by a major bracket underwriter resulting in net proceeds to the Company of $40,000,000 or more and at a price per share of Class B Common Stock (as constituted on December 17, 1997) of $700 or higher.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of April 30, 1996, among the Company and the stockholders party thereto.

          "Requisite Holders" means Holders representing a majority of all
           -----------------
outstanding Preferred Shares, held by such Holders at the time in question.

          "Reserved Common Shares" means the shares of Class B Common Stock
           ----------------------
issuable upon redemption of the Preferred Shares.

          "Restricted Securities" shall mean the Preferred Shares, the Reserved
           ---------------------
Common Shares and any shares of capital stock received in respect of any thereof, in each case which have not then been sold to the public pursuant to
(a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

          "Restricted Shares" shall mean the Reserved Common Shares that
           -----------------
constitute Restricted Securities.

          "SBA Letter" has the meaning set forth in Section 5.1(i) of this
           ----------                               --------------
Agreement.

          "Second Closing" has the meaning given to it in Section 2.4(b).
           --------------                                 --------------

          "Second Closing Date" has the meaning given to it in Section 2.4(b).
           -------------------                                 --------------

          "Securities" means, with respect to any Person, such Person's
           ----------
"securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

          "Significant Holder" has the meaning set forth in Section 8.1.
           ------------------                               -----------

          "Stockholders Agreement" means the Second Amended and Restated
           ----------------------
Stockholders Agreement dated as of December 17, 1997, as amended, among the Company and the stockholders party thereto.

          "Subsidiary" shall mean, at any time, with respect to any Person (the
           ----------
"Subject Person"), (i) any Person of which either (x) more than 50% of the
 --------------
shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

          "Tax" means any Taxes and the term "Taxes" means, with respect to any
           ---                                -----
Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B)any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Law) of another Person or a member of an affiliated or combined group.

          "Tax Authority" means the Internal Revenue Service and any other
           -------------
domestic or foreign governmental authority responsible for the administration of any Taxes.

          "Tax Returns" shall mean all Federal, state, local and foreign tax
           -----------
returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

          "Transfer" shall mean any disposition of any shares or other units of
           --------
Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

1.2  RULES OF CONSTRUCTION.
     ---------------------

     The term "this Agreement" means this agreement together with all schedules
               --------------
and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means " including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to
       ------    ------    ---------
this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March31 is May 1.

                                  ARTICLE II

                     PURCHASE AND SALE OF SHARES; CLOSINGS

2.1  CERTIFICATE OF DESIGNATION
     --------------------------

     Prior to the First Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designation. The Certificate of Designation (i) designates 50,000 shares of Class D Preferred Stock and (ii) sets forth the terms, designations, powers, preferences and relative rights and the qualifications, limitations and restrictions, of the Class D Preferred Stock.

2.2  AUTHORIZATION OF ISSUANCE OF PREFERRED SHARES.
     ---------------------------------------------

     Subject to the terms and conditions hereof, the Company has authorized the issuance at the Closings of an aggregate of up to 50,000 shares (the "Preferred Shares") of Class D Preferred Stock at a per share price of $1,000 per share.

2.3  SALE OF SECURITIES.
     ------------------

        (a) At the Closings, subject to the satisfaction or waiver of the conditions set forth in Article V, the Company shall issue and sell to each
                        ---------
Purchaser, and each Purchaser shall severally purchase from the Company, that number of Preferred Shares set forth opposite its name on Schedule I for the
                                                          ----------
aggregate purchase price set forth opposite its name.

        (b) At any time and from time to time after the date hereof and prior to August 31, 1998, the Company and the Requisite Holders may amend this Agreement by adding additional parties as Purchasers and allocating the Preferred Shares remaining for purchase after the First Closing among them.

2.4  CLOSINGS.
     --------

        (a) The first closing (the "First Closing") hereunder with respect to
                                    -------------
the issuance and sale of the Preferred Shares being purchased by each Purchaser at the First Closing and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Section 5.1, take place at the offices of
                                   -----------
O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on August 13, 1998 (the "First Closing Date"), or at such other time, date or place
                      ------------------
as agreed to by the parties.

        (b) The second closing (the "Second Closing", and together with the
                                     --------------
First Closing, the "Closings") of the issuance and sale of the Preferred Shares
                    --------
being purchased by such Purchaser at the Second Closing hereunder shall, subject to the satisfaction or waiver of the conditions set forth in Section 5.2, take
                                                             -----------
place at the offices of O'Sullivan Graev & Karabell, LLP, on or prior to August 31, 1998 (the "Second Closing Date"), or at such other time, date or place,
               -------------------
agreed to by the Company, and the Purchasers purchasing Preferred Shares at such Closing, provided that in no event shall the Second Closing Date occur after August 31, 1998.

2.5  CLOSING DELIVERIES.
     ------------------

          At each Closing, the Company shall deliver to each Purchaser purchasing Preferred Shares at such Closing (i) in the case of the First Closing, to each Purchaser purchasing Preferred Shares at the First Closing, a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the First Closing, against receipt by the Company of a wire transfer of immediately available funds to an account designated by the Company of an amount equal to the purchase price for the Preferred Shares being purchased by such Purchaser at the Closing and (ii) in the case of the Second Closing, to each Purchaser purchasing Preferred Shares at the Second Closing, a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the Second Closing against receipt by the Company of a wire transfer of immediately available funds to an account designated by the Company of an amount equal to the purchase price for the Preferred Shares being purchased by such Purchaser at the Second Closing.

2.6  USE OF PROCEEDS.
     ---------------

          The proceeds received by the Company from the sale of all Preferred Shares shall be used by the Company solely for (i) the payment of fees and expenses incurred in connection with the consummation of this transaction, (ii) repayment of existing Indebtedness, (iii) general corporate and working capital needs, (iv) capital expenditures and (v) acquisitions of unaffiliated businesses.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

          The Company represents and warrants to the Purchasers that as of the date hereof:

3.1  DUE INCORPORATION AND GOOD STANDING.
     -----------------------------------

     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

3.2  CAPITALIZATION.
     --------------

        (a) The authorized capital stock of the Company consists of (a) 75,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class
                                                                          -----
A Common Stock"), (b) 100,000,000 shares of Class B Common Stock, par value $.01
--------------
per share (the "Class B Common Stock"), (c) 750,000 shares of blank check
                --------------------
preferred stock, 250,000 shares of which have been designated as Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 200,000 shares of which have been designated as Class B Preferred Stock,

15,000 shares of which have been designated as Class C Preferred Stock and 50,000 shares of which have been designated as Class D Preferred Stock. As of the First Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, (i) there will be issued and outstanding
(A) no shares of Class A Common Stock, (B) 12,537,764 shares of Class B Common Stock, all of which will be validly issued and fully paid and nonassessable, (C) 175,691 shares of Class A Preferred Stock, all of which will be validly issued and fully paid and nonassessable, (D) 98,767 shares of Class B Preferred Stock, all of which will be validly issued and fully paid and nonassessable, (E) 9,232 shares of Class C Preferred Stock, all of which will be validly issued and fully paid and nonassessable, and (F) 20,000 shares of Class D Preferred Stock; (ii) there will be reserved for issuance (A) 46,500,000 shares of Class A Common Stock to be issued upon conversion of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock, (B) 9,911,189 shares of Class B Common Stock to be issued upon the exercise of outstanding options and warrants;
(C) 5,319,711 shares of Class B Common Stock to be issued upon the exercise of unissued options pursuant to the Company's 1996 Stock Option Plan, as amended,
(D) 12,460 shares of Class B Preferred Stock to be issued upon exercise of outstanding warrants, (E) 46,500,000 shares of Class B Common Stock to be issued upon conversion of the Class A Common Stock and (F) 7,662,025 shares of Class B Common Stock to be issued upon conversion or redemption of the Class D Preferred Stock. Except as set forth above and on Schedule 3.2 hereto, at the Closing
                                        ------------
Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, no Equity Interests of the Company will be issued or outstanding and there are not, and at the Closing Date there will not be, any options, agreements, instruments or securities relating to the issued or unissued Equity Interests of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue, transfer, grant or sell any Equity Interests in the Company or any Subsidiary.

        (b) The Company has complied with all federal and state securities laws in connection with the issuance of all outstanding Equity Interests, except where such failure would not have a Material Adverse Effect.

        (c) Except as listed on Schedule 3.2, and except as contemplated by the
                                ------------
Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights (except as set forth in the Registration Rights Agreement) affecting the Equity Interests in the Company.

3.3  SUBSIDIARIES.
     -------------

     Schedule 3.3 hereto sets forth a list of all Subsidiaries of the Company
     ------------
and the respective state or jurisdiction of incorporation or organization. All of the issued or outstanding Equity Interests of such Subsidiaries have been duly and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company. Each Subsidiary of the Company is duly incorporated and is in good standing in its respective state or jurisdiction of incorporation and has the corporate authority to own, lease or operate its properties and to conduct its business as currently conducted and as proposed to be conducted. Each Subsidiary of the Company is duly qualified to transact business and is in good standing as a foreign corporation in each state or jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.4  AUTHORITY.
     ---------

     The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the other Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution
                                                   ------------
and delivery of this Agreement and the other Documents to which it is a party has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5  AUTHORIZATION, ETC. OF PREFERRED SHARES.
     ---------------------------------------

     The issuance and sale of the Preferred Shares have been duly authorized and the Preferred Shares when issued to the Purchasers for the consideration set forth herein will be fully paid and non-assessable, with no personal liability attached to the ownership thereof.

3.6  NO VIOLATION OR CONFLICT; NO DEFAULT.
     ------------------------------------

          (a) Neither the nature of the business of the Company or any of its Subsidiaries, the execution, delivery or performance of this Agreement, the Preferred Shares or any of the other Documents by the Company, nor the compliance with its obligations hereunder or thereunder, nor the consummation of the Transactions, nor the issuance, sale or delivery of the Preferred Shares or the Reserved Common Shares will:

               (i) violate or conflict with any provision of the Fundamental Documents of the Company or any of its Subsidiaries;

               (ii) violate or conflict with any Applicable Laws, except where such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

               (iii) violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of the Company or its Subsidiaries under, result in the loss (by the Company or any Subsidiary) or modification in any manner adverse to the Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which
                                                            ---------
     the Company or any of its Subsidiaries is a party or by which their properties may be bound or affected except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any Contract, any of the Fundamental Documents or any applicable judgments or orders, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) The execution and delivery of this Agreement and the other Documents to which the Company is a party do not, and the performance of its obligations under this Agreement and the other Documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority pursuant to any Applicable Law, except for (i) required filings under the Securities Act or state "blue sky" laws as a result of the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Company from performing its obligations under this Agreement or the other Documents.

3.7  NO MATERIAL ADVERSE CHANGE; FINANCIAL STATEMENTS.
     ------------------------------------------------

          (a)  Except as set forth on Schedule 3.7 hereto, subsequent to May 31,
                                      ------------
1998, there has not been (i) any material adverse change in the properties, business, prospects, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) any asset or property of the Company made subject to a Lien of any kind, other than a Permitted Lien,
(iii) any waiver of any valuable right of the Company or any Subsidiary, or the cancellation of any material debt or material claim held by the Company or any Subsidiary, (iv) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of' any shares of the capital stock of the Company, or any agreement or commitment therefor,
(v) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company, except in the ordinary course of business,
(vi) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or stockholder or any agreement or commitment therefor, other than travel expense advances made by the Corporation to its officers, directors, employees, consultants or stockholders in the ordinary course of business, (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Company or any Subsidiary or (viii) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or consultant of the Company or any Subsidiary other than in the ordinary course of business.

          (b) The Company has heretofore furnished the Purchasers with a true and complete copy of (i) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) as of and for the years ended December 31, 1993, 1994 and 1995, and as of and for the
four-month period ended April 30, 1996; (ii) audited combined financial statements for Creative Video, Inc. (n/k/a iXL, Inc.), Creative Video Library, Inc. and Entrepreneur Television, Inc. as of and for the years ending December 31, 1993, 1994 and 1995, and as of and for the four-month period ended April 30, 1996; (iii) the audited consolidated financial statements for the Company and its Subsidiaries as of and for the eight months ended December 31, 1996; (iv) the audited consolidated financial statements for the Company and its Subsidiaries as of and for the year ending December 31, 1997; and (v) the unaudited consolidated financial statements for the Company and its Subsidiaries as of and for the six months ended May 31, 1998. Such financial statements present fairly in all material respects the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared each in accordance with GAAP consistently applied throughout the periods involved (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments). Except as set forth on Schedule 3.7,
                                                                   ------------
since May 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except for liabilities, obligations or contingencies (a) which are reflected in the unaudited balance sheet of the Company at May 31, 1998, (b) which were incurred in the ordinary course of business after May 31, 1998 and consistent with past practices, (c) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (d) which arise as a result of this Agreement or the other Documents. Since December 31, 1997, there has been no change in any significant accounting (including tax accounting) policies, practices or procedures of the Company or its Subsidiaries. All financial statements concerning the Company and its Subsidiaries that will hereafter be furnished by the Company and its Subsidiaries to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) (except for, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments) and will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (c)  Except as set forth on Schedule 3.7, the Company has good and
                                      ------------
marketable title to all properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of its business, free and clear of all Liens other than Permitted Liens.

3.8  FULL DISCLOSURE.
     ---------------

     Neither this Agreement, the financial statements referred to in Section 3.7
                                                                     -----------
nor any Document contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.9  PRIVATE OFFERING.
     ----------------

     Assuming the correctness of the representations and warranties set forth in Sections 4.1 and 4.2 hereof, the offer and sale of the Preferred Shares and the
--------------------
issuance of the Reserved

Common Shares, if any, to the Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Preferred Shares, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.10  NO BROKERS.
      ----------

      Except as disclosed on Schedule 3.10, the Company has not engaged any
                             -------------
broker, finder, commission agent or other such intermediary in connection with the sale of the Preferred Shares and the transactions contemplated by this Agreement and the other Documents, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

3.11  LITIGATION.
      ----------

          (a)  Except as set forth on Schedule 3.11, there is no Proceeding,
                                      -------------
whether commenced, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets, except for such Proceedings that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the Transactions.

          (b) Neither the Company nor any of its Subsidiaries is subject to (i) any judgment, order or decree of any Governmental Authority or (ii) any rule or regulation of any Governmental Authority that has had a Material Adverse Effect or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.12  LABOR RELATIONS.
      ---------------

          (a) Neither the Company nor any of its Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, is engaged in any unfair labor practice that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and (c) no union representation claim or question existing with respect to the employees of the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and no union organizing activities taking place. Neither the Company nor any of its Subsidiaries, nor any Person for whom the

Company or any of its Subsidiaries is or may be responsible by law or contract, is a party to any collective bargaining agreement.

          (b)  Except as disclosed on Schedule 3.12 or such as would not
                                      -------------
reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated any Applicable Laws relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. Except as disclosed on Schedule 3.12, to the knowledge of the Company or any of its Subsidiaries, no
   -------------
charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and the Company and each of its Subsidiaries have at all times been in material compliance with all Legal Requirements prohibiting discrimination in the workplace including, without limitation, Legal Requirements that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

3.13  TAXES.
      -----

      Except as otherwise disclosed in Schedule 3.13:
                                       -------------

          (a) The Company and its Subsidiaries have timely filed or will timely file or cause to be timely filed, all Tax Returns (or extensions) required by applicable law to be filed by any of it prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

          (b) The Company and its Subsidiaries have paid or where payment is not yet due, have established, or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Closing Date.

          (c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that if raised with respect to any other period not so audited would reasonably be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except liens for current Taxes not yet due.

          (d) Neither Company nor its Subsidiaries have given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the First Closing Date.

          (e) Neither the Company nor its Subsidiaries are a party to, or are bound by any tax sharing, cost sharing or similar agreement or policy relating to Taxes.

          (f) Neither the Company nor its Subsidiaries have entered into agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f)
   ------------                                                 -------------
of the Code has been filed with respect to the Company or its Subsidiaries.

3.14  ENVIRONMENTAL MATTERS.
      ---------------------

          (a) Each of the Company and its Subsidiaries is in compliance with all Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such compliance in the future.

          (b) There is no Environmental Claim pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law.

          (c) To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (d)  Without in any way limiting the generality of the foregoing,
Schedule 3.14(d) sets forth (i) all permits, licenses and other governmental authorizations held by the Company and its Subsidiaries, or required for any of their operations or business, under any Environmental Law, including the current status of each such permit, license and authorization, (ii) all on-site and to the knowledge of the Company off-site locations where the Company or any of its Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (iii) to the knowledge of the Company, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by the Company or its Subsidiaries, (iv) to the knowledge of the Company, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by the Company or its Subsidiaries, and (v) to the knowledge of the Company, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by the Company or its Subsidiaries.

3.15  ERISA.
      -----

          (a)  Except as set forth on Schedule 3.15, neither the Company nor its
                                      -------------
Subsidiaries, or any other trade or business, whether or not incorporated that together with the

Company or its Subsidiaries would be deemed a "single employer" (within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") is a "party in interest"
                                      ---------------
(as defined in Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code), with respect to any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code) (collectively, each such plan, program, arrangement or agreement an "Employee Benefit Plan").
                                            ---------------------

          (b) With respect to each Employee Benefit Plan: (i) each Employee Benefit Plan has been administered in compliance in all material respects with its terms, including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Laws as they relate to such Employee Benefit Plans; (ii) no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by the Company or its Subsidiaries with respect to any Employee Benefit Plan and, to the knowledge of the Company and its Subsidiaries, there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by any Person other than the Company or its Subsidiaries with respect to any Employee Benefit Plan; (iii) there are no proceedings, suits or material claims (other than routine claims for benefits) pending or to the knowledge of the Company or its Subsidiaries threatened with respect to any Employee Benefit Plan, the assets of any trust thereunder or the Employee Benefit Plan sponsor with respect to the design or operation of any Employee Benefit Plan; (iv) no condition exists or event or transaction has occurred in connection with any Employee Benefit Plan that has resulted or is reasonably likely to result in the Company or its Subsidiaries or any such ERISA Affiliate incurring any liability, fine or penalty except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(v) no Employee Benefit Plan is or ever has been subject to Title IV of ERISA and neither the Company nor its Subsidiaries has any liability under Title IV of ERISA, whether actual or contingent; and (vi) no amounts payable pursuant to any Employee Benefit Plan will, in connection with the Transactions, fail for any reason to be deductible for Federal income tax purposes.

3.16  INTELLECTUAL PROPERTY RIGHTS.
      ----------------------------

      Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all Intellectual Property Rights material to its business as currently conducted and as proposed to be conducted, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to the use of Intellectual Property Rights, which would reasonably be expected to result in any Material Adverse Effect. To the knowledge of the Company, all Intellectual Property Rights material to its business as currently conducted and as proposed to be conducted are valid and enforceable and the Company has performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such Intellectual Property Rights in full force and effect. Neither the Company nor any of its Subsidiaries, in the conduct of their business as now conducted or as proposed to be conducted, infringes or conflicts with any right of any third party, known to the Company, where such infringement or conflict would reasonably be expected to result in any Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement and the other Documents or the performance of any obligations hereunder and thereunder, in breach of any license or other agreement relating to any Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third party is infringing or has infringed any Intellectual Property Rights of the Company or its Subsidiaries. Schedule 3.16 hereto lists all material
                             -------------
Intellectual Property Rights owned or licensed by the Company or its Subsidiaries. For the purposes of Schedule 3.16, "material Intellectual Property
                                  -------------
Rights" shall not include any retail shrinkwrap software licensed by the Company.

3.17  COMPLIANCE WITH LAWS.
      --------------------

      Each of the Company and its Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all Legal Requirements relating to its business, the absence of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance, in all material respects, with all Applicable Laws and there is no pending or, to the Company's knowledge, threatened, Proceedings against either the Company or its Subsidiaries pursuant to any Legal Requirements, other than any such Proceedings which, if adversely determined, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.18  AGREEMENTS.
      ----------

      Except as set forth on Schedule 3.18 hereto, the Company is not a party to
                             -------------
any written or oral (a) Contract with any labor union; (b) Contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating require ments; (c) Contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any Person on a consulting basis; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a material Lien on any assets of the Company; (e) guaranty of any obligation for borrowed money; (f) material lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party; (g) material lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company; (h) agreement or other commitment for capital expenditures in excess of $250,000; (i) Contract, agreement or commitment under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party in connection with the Transactions; or (j) any other Contract, agreement, arrangement or understanding which is material to the business of the Company. All such Contracts constitute the valid and binding obligations of the Company and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. For the purposes of this Section 3.18,
                                                                   ------------
"material" shall mean any Contract involving more than $250,000.

3.19  YEAR 2000.
      ---------

      The Company represents and warrants that its computer system and software are able to accurately process date data, including but not limited to, calculating comparing and sequencing from, into and between the twentieth century (throughout the year 1999), the year 2000 and the twenty-first century, including leap year calculations.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as of the date hereof, as follows:

4.1   PURCHASE FOR OWN ACCOUNT.
      ------------------------

      Such Purchaser is purchasing the Preferred Shares to be purchased by it solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Preferred Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Preferred Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.2   ACCREDITED INVESTOR.
      -------------------

      Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Preferred Shares and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Preferred Shares and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

4.3   AUTHORIZATION.
      -------------

      Each Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Documents and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4  ERISA.
     -----

     Each such Purchaser represents that either:

          (a) it is not acquiring the Preferred Shares for or on behalf of any Employee Benefit Plan;

          (b) the assets used to acquire the Preferred Shares are assets of an insurance company general account and the purchase of the Preferred Shares would be exempt under the provisions of Prohibited Transaction Class Exemption 95-60;

          (c) the assets used to acquire the Preferred Shares are assets of a "venture capital operating company" or "real estate operating company" (as defined in 29 C.F.R. 25 10.3-101); or

          (d) if it is otherwise acquiring the Preferred Shares on behalf of an employee pension benefit plan, an employee welfare benefit plan or a "Plan," either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then, assuming that the plans identified to such Purchaser by the Company in writing are the only employee benefit plans (as defined in Section 3 of ERISA) or Plans with respect to which the Company is a "party in interest" or "disqualified person" (as such terms are defined in section 3 of ERISA and section 4975 of the Code, respectively), either

               (i) no part of the funds to be used to purchase the Preferred Shares constitutes assets allocable to any trust that contains assets of any of such employee benefit plans, or

               (ii) exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of section 406 of ERISA or section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to section 502 of ERISA or a tax imposed under section 4975 of the Code.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

5.1  FIRST CLOSING.
     -------------

     The obligation of each Purchaser to purchase and pay for the Preferred Shares to be purchased hereunder at the First Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the First Closing set forth in this Section 5.1 are satisfied on or prior to
                                       -----------
the First Closing Date, including executing and delivering all documents required to be delivered by the Company at the First Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

          (a)  CERTIFICATE OF DESIGNATION.
               --------------------------

               (i) The Certificate of Designation shall have been filed with and accepted by the Secretary of the State of Delaware and evidence of such filing and acceptance satisfactory to the Purchasers shall have been delivered to the Purchasers.

               (ii) The Company shall have duly issued and delivered to the Purchasers of Preferred Shares at the First Closing the certificate for the number of Preferred Shares purchased by such Purchasers.

          (b)  RESERVATION OF COMMON SHARES.
               ----------------------------

            The Company shall have reserved the Reserved Common Shares for issuance upon conversion of the Preferred Shares.

          (c)  REPRESENTATIONS AND WARRANTIES.
               ------------------------------

            The Company shall deliver a certificate executed by an officer of the Company stating that the representations and warranties contained in Article
                                                                         -------
III are true, correct and complete in all material respects on and as of the
---
First Closing Date.

          (d)  PERFORMANCE.
               -----------

            The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the First Closing and shall have certified to such effect to such Purchaser in writing.

          (e)  ALL PROCEEDINGS TO BE SATISFACTORY.
               ----------------------------------

            All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the Transactions shall have been taken, obtained or effected (except for the filing of any notice subsequent to the First Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the First Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

          (f)  OPINION OF COUNSEL.
               ------------------

            Minkin & Snyder, P.C., counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the First Closing Date, in a form reasonably acceptable to the Purchasers.

          (g)  SUPPORTING DOCUMENTS.
               --------------------

            Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

               (i) certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

               (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the First Closing as to the continued good standing of the Company;

               (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the First Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-Laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Preferred Shares, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Preferred Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

               (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

          (b)  NO LITIGATION OR LEGISLATION.
               ----------------------------

            No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company.

          (i)  SBA LETTER.
               ----------

            CBI shall have prepared the side letter regarding SBA regulatory compliance (the "SBA Letter") and the forms required to file with the SBA in connection with the transactions contemplated hereby and the Company shall have executed such letter and forms and delivered same to CBI.

          (j)  AMENDMENT OF STOCKHOLDERS AGREEMENT.
               -----------------------------------

            The Stockholders Agreement shall have been amended in a manner reasonably acceptable to the Purchasers purchasing Preferred Shares at the First Closing.

5.2  SECOND CLOSING.
     --------------

     The obligation of each Purchaser to purchase and pay for the Preferred Shares to be purchased hereunder at the Second Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the Second Closing set forth in this Section 5.2 are satisfied on or prior to
                                        -----------
the Second Closing Date.

          (a)  REGISTRATION RIGHTS AGREEMENT.
               -----------------------------

            Each Purchaser purchasing Preferred Shares at the Second Closing that is not at such time a party to the Registration Rights Agreement shall have executed a joinder agreement agreeing to be bound by the terms of such agreement.

          (b)  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.
               -------------------------------------------

            Each Purchaser purchasing Preferred Shares at the Second Closing that is not then a party to the Stockholders Agreement shall have executed a joinder agreement agreeing to be bound by the terms of such agreement.

          (c)  ISSUANCE OF PREFERRED SHARES.
               ----------------------------

            The Company shall have duly issued and delivered to each Purchaser purchasing Preferred Shares at the Second Closing the certificate for the number of Preferred Shares being purchased by such Purchaser at such Closing.

          (d)  PERFORMANCE.
               -----------

            The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Second Closing and shall have certified to such effect to such Purchaser in writing.

          (e)  ALL PROCEEDINGS TO BE SATISFACTORY.
               ----------------------------------

            All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the Transactions shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Second Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Second Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them

          (f)  OPINION OF COUNSEL.
               ------------------

            Minkin & Snyder, P.C., counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the Second Closing Date, substantially similar to the opinion delivered at the First Closing.

          (g)  SUPPORTING DOCUMENTS.
               --------------------

            Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

               (i) certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

               (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the Second Closing as to the continued good standing of the Company;

               (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the Second Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-Laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Preferred Shares, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the certificates representing the Preferred Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

               (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

          (h)  NO LITIGATION OR LEGISLATION.
               ----------------------------

            No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Preferred Shares of the Company.

                                  ARTICLE VI

                            TRANSFER OF SECURITIES

6.1  RESTRICTION OR TRANSFER.
     -----------------------

     The Restricted Securities shall not be transferable except in compliance with the Stockholders Agreement and the provisions of the Securities Act in respect of the transfer thereof. Upon any such Transfer, the holder shall give prompt written notice to the Company of such Transfer, which shall include the identity of the transferee and the number of Restricted Securities Transferred.

6.2  RESTRICTIVE LEGENDS.
     -------------------

     Each certificate evidencing the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST __, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

6.3  TRANSFER PURSUANT TO RULE 144.
     -----------------------------

     The Company agrees to provide to the holders of the Restricted Securities and upon a holder's request to any prospective purchasers designated by a holder the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144.

                                  ARTICLE VII

                              INFORMATION RIGHTS

7.1  INSPECTION OF PROPERTIES AND RECORDS.
     ------------------------------------

     Until the closing of a Qualified Public Offering, the Company agrees to allow, and to cause each of its Subsidiaries to allow, each Purchaser or subsequent Holder who continues to hold Preferred Shares with an original cost of at least $1,000,000 (each a "Significant Holder") or, such Persons as any of them may designate
 ------------------
(individually and collectively, "Inspectors"), subject to appropriate agreements
                                 ----------
as to confidentiality, (i) to visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom,
(iii) to discuss its affairs, finances and accounts with its officers and employees and (iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes such accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested.

7.2  INFORMATION TO PROSPECTIVE PURCHASERS.
     -------------------------------------

     Until the closing of a Qualified Public Offering, the Company shall, upon the request of any Purchaser or subsequent Holder, deliver to such Purchaser or such Holder and any prospective purchaser designated by such Purchaser or such Holder promptly following the request of such Purchaser or such Holder or such prospective purchaser such information which such Purchaser or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

7.3  FINANCIAL STATEMENTS.
     --------------------

     Until the closing of a Qualified Public Offering, the Company will deliver to each Significant Holder:

          (a) Not more than 30 days after the end of each month, a consolidated balance sheet of the Company as at the end of such month and the related consolidated statements of income of the Company for such month and (in the case of all months other than the first month of such fiscal year) for the period from the beginning of the current fiscal year to the end of such month, and setting forth, in each case in comparative form, figures for the corresponding month and each previous month and period in the Company's budget for the current fiscal year, certified by the chief financial officer of the Company as fairly presenting in all material respects the financial condition of the Company as at the dates indicated and the results of their operations for the periods indicated, prepared in accordance with generally accepted accounting principles consistently applied except for the absence of footnotes and subject to changes resulting from periodic adjustments;

          (b) Not more than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of such year and the related consolidated statements of income and cash flows of the Company for such year, corresponding figures from the preceding fiscal year, and in the case of such consolidated financial statements, accompanied by a report thereon of PricewaterhouseCoopers LLP or such other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements were prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the consolidated financial condition of the Company as of the dates indicated; and

          (c) Not later than 30 days prior to the start of each fiscal year beginning with the fiscal year beginning January 1, 1999, monthly and annual management projections and budgets for such fiscal year.

                                 ARTICLE VIII

                     ADDITIONAL AGREEMENTS OF THE COMPANY

8.1  COMPLIANCE WITH LAWS.
     --------------------

     The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

8.2  INSURANCE.
     ---------

          (a) All the insurable properties of the Company and the Subsidiaries shall be insured for the benefit of the Company and its Subsidiaries in the full amounts required to protect the Company and its Subsidiaries against all risks usually insured against by Persons operating similar properties in the localities in which such properties are located under policies in effect and issued by national insurers of recognized responsibility.

          (b) The Company shall maintain the other insurance coverage specified on Schedule 8.2(b) hereto including directors' and officers' liability.
   ---------------

8.3  COVENANTS.
     ---------

     As long as any Preferred Shares are outstanding, the Company shall, and shall cause its Subsidiaries, as applicable, to observe and perform the following:

          (a)  Payment Under the Documents. The Company shall pay or accrue, as
               ---------------------------
the case may be, and any amounts payable under the Documents in accordance with the terms of the Documents.

          (b)  Proceeds. The Company shall use the proceeds of the sale of the
               --------
Preferred Shares solely in the manner described in Section 2.6 of this
                                                   -----------
Agreement.

          (c)  Payment of Taxes. etc. The Company shall pay and discharge, and
               ---------------------
cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become a Lien upon its property; provided, however, that neither the Company nor any of its
                   --------- -------
Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (z) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (d)  Preservation of Corporate Existence. etc. The Company shall
               ----------------------------------------
preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence; provided, however, that any Subsidiary may
                                   --------- -------
merge or consolidate with any other Subsidiary or the Company. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, except any thereof the non-preservation or non-maintenance of which could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (e)  Keeping of Books. The Company shall keep, and cause each of its
               ----------------
Subsidiaries to keep, proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

          (f)  Maintenance of Properties, etc. The Company shall maintain and
               ------------------------------
preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, except any thereof the non-maintenance or non-preservation of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

8.4  INCONSISTENT AGREEMENTS.
     -----------------------

     Neither the Company shall enter into, nor shall the Company cause any of its Subsidiaries to enter into, any agreement (other than (i) the Credit Agreement dated as of July 29, 1998 (the "Credit Agreement"), among the Company, the Lenders (as defined herein) and The Chase Manhattan Bank, as Administrative Agent, as amended (so long as such amendment does not impair or restrict in any material respect the ability of the Company to comply with the terms of the Documents or perform its obligations thereunder to a greater extent than any impairment or restrictions that existed prior to the date of such amendment) or
(ii) agreements ("Indebtedness Agreements"), for the incurrence of Indebtedness in individual amounts in excess of $1,000,000, so long as such agreements do not cause the Company to violate Section 1 (b)(vii) of the Certificate of
                             ------------------
Designation or otherwise impair or restrict in any material respect the Company's ability to comply with the terms of the Documents or perform its obligations thereunder to a greater extent than any impairment or restrictions that existed prior to the date of such Indebtedness Agreement), containing any provision which would (a) be violated or breached by the exercise or performance by Company of any of its rights or obligations under any Document or (b) impair in any material respect the ability of the Company to comply with the terms of the Documents.

8.5  SECURITIES ACT REGISTRATION STATEMENTS.
     --------------------------------------

     Except for securities of the Company registered on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, the Company shall not file any registration statement under the Securities Act covering any securities unless it shall first have given the Holders written notice thereof. In connection with any registration statement referred to in this Section 8.5,
                                                                  -----------
the Company will indemnify, to the extent permitted by law, each Holder, its partners, officers and directors and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by such Holder for use in such registration statement. If, in connection with any such registration statement, a Holder shall furnish written information to the Company for use in the registration statement, such Holder will indemnify, to the extent permitted by law, the Company, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Holder for use therein.

8.6  PUBLICITY; PRESS RELEASES.
     -------------------------

     The Company shall not issue any press release or make any public disclosure regarding a Purchaser's investment in the Company contemplated hereby unless such press release or public disclosure is approved by such Purchaser in advance.

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1  TERMINATION EVENTS.
     ------------------

     In the event the First Closing contemplated under this Agreement shall not have occurred on or before August 17, 1998, this Agreement may be terminated by CBI or the Company; provided however, that the right to terminate this Agreement
                    -------- -------
pursuant to this Section 9.1 shall not be available to either of the respective
                 -----------
parties whose failure to fulfill any obligation under this Agreement has been the cause of' or resulted in, the failure of the Closing to occur on or before such date.

9.2  FEES.
     ----

          (a) The Company will pay, and save the Purchasers harmless against all Liability, whether or not the Closing hereunder occurs, for the payment of
(i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual and reasonable out-of-pocket costs and expenses incurred by the Purchasers at or prior to closing in connection with the transactions contemplated hereby, including reasonable fees and charges of O'Sullivan Graev & Karabell, LLP (counsel to the Purchasers), in connection with the purchase and ownership of the Preferred Shares, (iii) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with any amendment or waiver of' or enforcement of' any Document relating to the transactions contemplated hereby and (iv) the reasonable fees and expenses incurred by each Purchaser in any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions such Purchaser.

          (b) The Company further agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue Taxes in respect of the issuance of the Reserved Common Shares to the Purchasers.

9.3  FURTHER ASSURANCES.
     ------------------

     The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

9.4  REMEDIES.
     --------

     In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Purchaser, the Company or the Purchasers (or any Purchaser), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement; provided, however, in no
                                                   --------- -------
event shall the Company be liable to a Purchaser in an amount greater than the purchase price paid by such Purchaser for its Preferred Shares plus any accrued but unpaid dividends thereon, less the aggregate amounts of any Redemption Price (as defined in the Certificate of Designation) previously received by such Purchaser.

9.5  SUCCESSORS AND ASSIGNS.
     ----------------------

     This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, assigns, heirs and personal representatives. Upon any transfer of the Preferred Shares or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Purchaser.

9.6  ENTIRE AGREEMENT.
     ----------------

     This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

9.7  NOTICES.
     -------

     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

     if to the Company:

          IXL Holdings, Inc.
          Two Park Place
          1888 Emery Street, 2nd Floor
          Atlanta, Georgia, 30318
          Attention:  U. Bertram Ellis, Jr.
          Telecopy No.: (404) 267-3801;

     with a copy (which shall not constitute Notice) to:

          Minkin & Snyder, PC
          One Buckhead Plaza
          3060 Peachtree Street, N.E., Suite 1100
          Atlanta, Georgia 30305
          Attn:  James S. Altenbach, Esq.
          Telecopy No.: (404) 261-5064; and

     with an additional copy (which shall not constitute Notice) to:

          Kelso & Company
          320 Park Avenue -24th Floor
          New York, New York 10022
          Attn:  James J. Connors II, Esq.
          Telecopy No.: (212)223-2379; and
     if to the Purchasers:

          to the address specified on the signature page executed by each such Purchaser;

     with a copy (which shall not constitute Notice) to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attn: Julie M. Allen, Esq.
          Telecopy No.: (212)408-2420;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.8  AMENDMENTS, MODIFICATIONS AND WAIVERS.
     -------------------------------------

     The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Requisite Holders; provided however, that any such amendment, modification or
                   -------- -------
waiver that would adversely affect the rights hereunder of any Holders, in its capacity as a Holder, without similarly affecting the rights hereunder of all Holders, in their capacities as Holders, shall not be effective as to such Holders without its prior written consent.

9.9  GOVERNING LAW; WAIVER OF JURY TRIAL.
     -----------------------------------

        (a) All questions concerning the construction, interpretation and validity of the Documents shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of the Documents, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

        (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF

THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

9.10  NO THIRD PARTY RELIANCE.
      -----------------------

     Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

9.11  SUBMISSION TO JURISDICTION.
      --------------------------

     Any legal action or proceeding with respect to this Agreement or the other Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

9.12  EXTENSION; WAIVER.
      -----------------

     At any time prior to the First Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

9.13  SEVERABILITY.
      ------------

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.14  INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.
      ---------------------------------------------------------------------

     All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

9.15  COUNTERPARTS; FACSIMILE SIGNATURES.
      ----------------------------------

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

9.16  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO RECOURSE.
      -------------------------------------------------------------------

     With respect to each Purchaser purchasing Preferred Shares in connection with the First Closing, the representations, warranties and agreements of such Purchasers and the Company in this Agreement shall survive the First Closing until the period ending on the date six months after the date hereof. With respect to each Purchaser purchasing Preferred Shares in connection with the Second Closing, the representations, warranties and agreements of the such Purchasers and the Company in this Agreement shall survive the Second Closing until the period ending on the date six months after the date thereof. Notwithstanding the foregoing, the agreements and covenants contained in Articles VI, VII, VIII, and IX shall survive both the First Closing and the Second Closing (except to the extent a shorter period of time is specified therein). In no event shall any Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement.


                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.



                                   IXL HOLDINGS, INC.



                                   By: /s/ James V. Sandry
                                       ---------------------------------
                                       Name: James V. Sandry
                                       Title: Executive Vice President

Address:
-------

                                   CB CAPITAL INVESTORS, L.P.

380 Madison Avenue                 By: CB Capital Investors, Inc.,
New York, NY 10017                     its General Partner
Attention: I. Robert Greene
Telecopy No.: (212) 622-3101
                                   By: /s/ Mitchell Blutt
                                       ---------------------------------
                                       Name: Mitchell Blutt
                                       Title: Executive Partner



                                   THE FLATIRON FUND 1998/99, LLC

257 Park Avenue South
12th Floor                         By: /s/ Fred Wilson
New York, NY 10010                     ---------------------------------
Attention: Jerry Colonna               Name: Fred Wilson
Telecopy No. (212) 228-0552            Title: Managing Member



                                   FRIENDS OF FLATIRON, LLC

257 Park Avenue South              By: Flatiron Partners, LLC,
12th Floor                             its Manager
New York, NY 10010
Attention:  Jerry Colonna
Telecopy N9.(212) 228-0552         By: /s/ Fred Wilson
                                       ---------------------------------
                                       Name: Fred Wilson
                                       Title: Managing Member


                                   MELLON VENTURES II, L.P.

Mellon Bank Center                 By: MVMA II, L.P., a Delaware
400 South Hope Street,                  limited partnership
5th Floor                              its General Partner
Los Angeles, CA 90071-2806
Attention: Jeffrey H. Anderson     By: MVMA, Inc., a Delaware
Telecopy No.: (213) 553-969O;           corporation,
                                       its General Partner

with a copy to:

Milbank, Tweed, Hadley             By: /s/ Jeff Anderson
& McCloy                               ---------------------------------
601 South Figueroa Street              Name: Jeff Anderson
Los Angeles, California 90017          Title: Vice President
Attn: Neil Wertlieb
Telephone No. (213) 629-5063

                                        KELSO INVESTMENT ASSOCIATES V, L.P.

c/o Kelso & Company                     By: KELSO PARTNERS V, L.P.
320 Park Avenue
New York. NY 10022                          By: /s/ George E. Matelich
                                                -----------------------------
Attention: James J. Connors, II, Esq.           Name: George E. Matelich
Telecopy No).: (212) 223-2379                   Title: General Partner



                                        KELSO EQUITY PARTNERS, V, L.P.

c/o Kelso & Company                         By: /s/ George E. Matelich
                                                -----------------------------
320 Park Avenue                                 Name: George E. Matelich
New York, NY 10022                              Title: General Partner
Attention: James J. Connors, II, Esq.
Telecopy No.: (212) 223-2379

                                   EXHIBITS
                                   --------


Exhibit A -- Certificate of Designation

               List of Schedules to Securities Purchase Agreement
                          dated as of August 14, 1998
               --------------------------------------------------


Schedule 1                              Purchasers receiving Preferred Shares

Schedule 1.1                            Permitted Liens

Schedule 3.2                            Capitalization

Schedule 3.3                            Subsidiaries

Schedule 3.7                            Material Adverse Changes; Financial
                                        Statements

Schedule 3.10                           Brokers

Schedule 3.11                           Litigation

Schedule 3.12                           Violations of Labor Relations

Schedule 3.13                           Taxes - Exceptions

Schedule 3.14                           Governmental Authorizations required
                                        under Environmental Law

Schedule 3.15                           ERISA Issues

Schedule 3.16                           Material Intellectual Property

Schedule 3.18                           Agreements

Schedule 8.2(b)                         Insurance Requirements